Exhibit 10.29
Supplemental Health Insurance Program
For Certain Officers of
Mylan Laboratories Inc.
As Amended and Restated
Effective May 1, 2005

Mylan Laboratories Inc. (the “Company”) adopted a “Supplemental Health Insurance Program for Certain Officers of Mylan Laboratories Inc. (“Program”), effective for retirements occurring on and after December 15, 2001, to provide health coverage benefits for certain executive officers of the Company, their spouses and their eligible dependents (the “Health Coverage”). The Company hereby amends and restates the Program in its entirety, effective as of May 1, 2005. This Program is intended to supplement the applicable health plan of the Company or any successor thereto that provides coverage for employees (the “Health Plan”) and is intended to constitute an “employee welfare benefit plan,” as defined in the Employee Retirement Income Security Act of 1974, as amended. The benefits offered under this Program can be provided through either insurance contracts, self-insured arrangements or any combination of insurance and self-insurance.
1.Eligibility Requirements: Duration of Coverage.
Individuals of the Company who are eligible to participate in this program are (i) the former officers of the Company who are listed on Exhibit A to the Program (“Class A Participants”), (ii) the current officers of the Company listed on Exhibit B to the Program (“Class B Participants”) and (iii) the current officers of the Company listed on Exhibit C to the Program (“Class C Participants”, and together with the Class A Participants and Class B Participants, collectively, the “Eligible Participants”). Subject to Section 4, the Board of Directors of the Company (the “Board”) may, in its sole discretion, amend Exhibit A, Exhibit B or Exhibit C to add or remove individuals listed on such exhibits. The Health Coverage under this Program shall continue (A) in the case of a Class A Participant (including a Class B Participant who, following termination of employment, has qualified for Health Coverage and is deemed to be a Class A Participant), until the latest of (i) such participant’s death, (ii) the death of the spouse of such participant, or (iii) the date on which such participant’s dependents are no longer eligible for coverage under the Health Plan and (B) in the case of a Class C Participant, until the termination of such Class C Participant’s employment with the Company, or such longer period as may be provided in any individual contract between the Company and such Class C Participant. With respect to Class A Participants and Class B Participants, for purposes of this Program, “spouse” shall mean, except as otherwise provided in Exhibit A, the person who is legally married to such participant on the date such participant’s employment terminated; provided, however, that such person shall cease to be considered a spouse once such person is no longer married to such participant unless (i) the marriage ends due to the death of the participant or (ii) pursuant to a decree of legal divorce or separation such person is entitled to continue to receive coverage hereunder. With respect to Class C Participants, for purposes of this Program spouse shall mean the person who is legally married to such participant on the date the relevant medical claim is incurred.
2.Health Coverage Provided.
Subject to the payment of a premium by the Eligible Participant, such premium to be in an amount set forth next to the name of such Eligible Participant in the applicable Exhibit, the Company shall provide the following coverage:

(a)
Class A Participants. With respect to a Class A Participant, the Company shall allow such participant to continue to participate in the Health Plan (including such portions of the Health Plan which provide for vision and prescription drug coverage) pursuant to the terms of the Health Plan as in effect immediately prior to such participant’s retirement (including, without limitation, the lifetime maximums set forth in the Health Plan) until such participant is eligible for Medicare coverage except that the Company shall pay all deductibles and co-payments that would have otherwise been payable by the Class A Participant with respect to benefits provided to the Class A Participant (as well as such participant’s spouse and dependents) pursuant to the terms of the Health Plan. Upon the Class A Participant becoming eligible to receive Medicare Coverage, such Class A Participant shall elect a Medicare plan that includes prescription drug coverage (the “Medicare Plan”). With respect to any medical claim submitted by such participant which would have been covered in whole or in part by the Health Plan’s schedule of benefits and which is not fully covered by the Medicare Plan, the Company shall be responsible solely for the difference, if any, between the actual costs of such claim and the portion of such costs covered by the Medicare Plan. The Company shall continue to allow (i) such Class A Participant’s spouse to continue to participate in the Health Plan until such time as such spouse becomes eligible to receive Medicare benefits and (ii) such Class A Participant’s dependents to participate in the Health Plan until such time as such dependent would otherwise cease to receive benefits under the Health Plan, or if earlier, until such time as such dependent becomes eligible to receive Medicare benefits.

(b)
Class B Participants. With respect to a Class B Participant, the Company shall allow such participant to continue to participate in the Health Plan (including such portions of the Health Plan which provide for vision coverage) until such time as such participant incurs a termination of employment. The rights of a Class B Participant to Health Coverage under this Program following a termination of employment shall be as follows:

(i)
Termination of Employment Prior to a Change in Control. Upon a termination of employment prior to a Change in Control (as defined in the Mylan Laboratories Inc. Severance Plan), the Class B Participant shall be deemed to be a Class A Participant and, along with such participant’s eligible spouse and dependents, shall be provided with the Health Coverage described in paragraph (a) above, but only if (A) such participant’s employment terminated for any reason other than by the Company for Cause (as defined below) and (B) at the time of such termination of employment, such participant had attained age 55 with 15 or more years of service with the Company (without regard to any additional years of age or service credited to such participant pursuant to any employment or other agreement between the Company and the participant).

(ii)
Termination of Employment Following a Change in Control. Upon a termination of employment following a Change in Control, the Class B Participant shall be deemed to be a Class A Participant and, along with such participant’s eligible spouse and dependents, shall be provided with the Health Coverage described in paragraph (a) above, but only if (A) such participant’s employment terminated for any reason other than by the Company for Cause (as defined below) and (B) at the time of such termination of employment, such participant had attained age 50 with 10 or more years of service with the Company (without regard to any additional years of age or service credited to such participant pursuant to any employment or other agreement between the Company and the participant).

(iii)
Definition of Cause. For purposes of the Program, “Cause” shall mean (x) the willful and continued failure by the Class B Participant to substantially perform such participant’s duties (other than any such failure resulting from such participant’s duties (other than any such failure resulting from such participant’s incapacity due to a physical or mental illness) or (y) the willful engaging by the Class B Participant in conduct which is materially and demonstrably injurious to the Company, monetarily or otherwise. For purposes of clauses (x) and (y) above, no act, or failure to act, on the Class B Participant’s part shall be deemed “willful” unless done, or omitted to be done, by the Class B Participant in bad faith or without reasonable belief that such act, or failure to act, was in the best interests of the Company.

(iv)
Restrictions on Benefits. Notwithstanding anything to the contrary contained herein, the Company’s obligation to provide benefits under this Program to or in respect of Class B Participants upon a qualifying termination of employment shall be secondary to Medicare or any health benefits to which such participant (or, if applicable, such participant’s spouse and/or dependents) is eligible to obtain through Medicare, another employer or otherwise in connection with rendering services for a third party.

(c)
Class C Participants. The Company Class C Participant (along with such participant’s spouse and dependents) shall be eligible to participate in the Health Plan (including such portions of the Health Plan which provides for vision coverage) pursuant to the terms of the Health Plan as in effect from time to time (including, without limitation, the lifetime maximums set forth in the Health Plan) until such time as such participant incurs a termination of employment (or such longer period as may be provided in any individual employment contract), except that the Company shall pay all deductibles and co-payments that would be payable by the Class C Participant with respect to benefits provided to the Class C Participant (as well as such participant’s spouse and dependents) pursuant to the terms of the Health Plan. The Class C Participant shall continue to pay all costs associated with the premiums set forth on Exhibit C. Notwithstanding anything to the contrary contained herein, the Company’s obligation to pay deductibles and co-payments in respect of Class C Participants shall be secondary to any health benefits to which such participant’s spouse and/or dependents are eligible to obtain through another employer or otherwise in connection with rendering services for a third party.

3.    Enforcement. Any and all actions regarding the interpretation or application of any term or provision set forth herein shall be governed by and interpreted in accordance with the substantive laws, and not the law of conflicts, of the Commonwealth of Pennsylvania to the extent not preempted by federal law, which shall otherwise control. The Company and each Eligible Participant each do hereby respectively consent and agree that the courts of the Commonwealth of Pennsylvania shall have jurisdiction with respect to any and all actions brought hereunder that are not preempted by federal law, and venue shall properly lie within the Commonwealth of Pennsylvania. The Company agrees to pay as incurred (within 10 days following the Company’s receipt of an invoice from an Eligible Participant), to the full extent permitted by law, all legal fees and expenses that the Eligible Participant may reasonably incur as a result of any contest or disagreement (regardless of the outcome thereof) by the Company, the Eligible Participant or others of the validity or enforceability of, or liability under, any provision of this Program or any guarantee of performance thereof (including as a result of any contest by the Eligible Participant about the coverage of benefits pursuant to this Program), plus, in each case, interest on any delayed payment at the applicable federal rate provided for in Section 7872(f)(2)(A) of the Internal Revenue Code of 1986, as amended. No obligation of the Company under this Program to pay the Eligible Participant’s fees or expenses shall in any manner confer upon the Company any right to select or approve any of the attorneys or accountants engaged by an Eligible Participant.
4.    Amendment; Termination. The Program may be amended or terminated by the Board at any time; provided, however, that, if such amendment or termination would in any manner be adverse to the interests of (i) a Class A Participant or the spouse or dependents thereof or (ii) a Class B Participant who, as of the date of such amendment or termination, had attained age 55 with 15 or more years of service (or, in the case of an amendment or termination following a Change in Control, who, as of the date of such amendment or termination, had attained age 50 with 10 or more years of service) or the spouse or dependents thereof, the Program may not be amended or terminated without consent of such affected participants (or, in the event the applicable participant is no longer living, without consent of the spouse and dependents of such participant). In addition, following a Change in Control, the Program may not be amended or terminated in any manner that would adversely affect the coverage to be provided under this Program to any Class C Participant who, at the time of such Change in Control, has attained age 50 with 10 or more years of service (or the spouse or dependents thereof), without the consent of such participant. Applicable age and service requirements set forth in this Section shall be determined without regard to any additional years of age or service credited to an Eligible Participant pursuant to any employment or other agreement between the Company and such participant. For the avoidance of doubt, an amendment to any exhibit hereto (including but not limited to any amendment to add or remove individuals listed on such exhibit) shall be treated as an amendment to the Program.
5.    Plan Administrator. The Program shall be administered by the Board (the “Plan Administrator”). The Plan Administrator shall administer the Program and may interpret the Program, prescribe, amend and rescind rules and regulations under the Program and make all other determinations necessary or advisable for the administration of the Program, subject to all of the provisions of the Program. The Plan Administrator may delegate any of its duties hereunder to such person or persons from time to time as it may designate. The Plan Administrator is empowered, on behalf of the Program, to engage accountants, legal counsel and such other personnel as it deems necessary or advisable to assist it in the performance of its duties under the Program. The functions of any such persons engaged by the Plan Administrator shall be limited to the specified services and duties for which they are engaged, and such persons shall have no other duties, obligations or responsibilities under the Program. Such persons shall exercise no discretionary authority or discretionary control respecting the management of the Program. All reasonable expenses thereof shall be borne by the Company.
6.    Successors. In addition to any obligations imposed by law upon any successor to the Company, the Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to expressly assume and agree to perform this Program in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place.

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